                                   EXHIBIT 22

                      BROWN & SHARPE MANUFACTURING COMPANY
                      ------------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------



     Subsidiaries of the Registrant as of December 31, 1995 are as follows:

                                                                 Percentage of
                                                  Jurisdiction    Voting Power
                                                       of         Owned by the
              Name of Subsidiary                 Incorporation     Registrant
- -----------------------------------------------  --------------  --------------

Borel & Dunner, Inc.                             Michigan                  100%

Technicomp Inc.                                  Delaware                  100%

Roch - Brown & Sharpe S.A.                       France                    100%

Mauser Prazisions Messmittel GmbH                Germany                   100%

DEA - Brown & Sharpe S.p.A. ** and its
      subsidiaries:                              Italy                     100%

  DEA - Brown & Sharpe S.A.                      Spain                     100%

  DEA - Brown & Sharpe S.A.                      France                    100%

  DEA - Brown & Sharpe KK                        Japan                     100%

Brown & Sharpe International Capital
  Corporation and its subsidiaries:              Delaware                  100%

  Leitz - Brown & Sharpe Messtechnik G.m.b.H.    Germany                   100%

  Tesa - Brown & Sharpe S.A. and its
         subsidiaries:                           Switzerland               100%

   P. Roch, S.a.R.L.                             Switzerland               100%

   Tesa - Brown & Sharpe S.A.                    France                    100%

   Tesa - Brown & Sharpe KK                      Japan                     100%

Brown & Sharpe Group Ltd.*  and its
  subsidiaries:                                  United Kingdom            100%

   White Lodge Financial Limited                 United Kingdom            100%

   Brown & Sharpe Ltd.                           United Kingdom            100%

   Mercer - Brown & Sharpe Ltd.                  United Kingdom            100%

 * Owned 71.3% by Brown & Sharpe International Capital Corporation and 28.7% by Tesa, S.A.
** Owned 85.0% by Brown & Sharpe Manufacturing Company and 15.0% by Brown &
   Sharpe International Capital Corporation.